SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 3, 2004

Caremark Rx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14200	63-1151076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 Commerce Street, Suite 800 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 743-6600

3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244

(Former name or former address, if changed since last report.)

Item 12.	Results of Operations and Financial Condition

On February 3, 2004, Caremark Rx, Inc. (the “Company”) issued the following press release disclosing material, non-public financial information concerning the Company’s quarterly and annual fiscal periods ended December 31, 2003. This press release contains certain non-GAAP financial measures as described therein.

FOR IMMEDIATE RELEASE

Contacts:

Caremark Rx, Inc.

Investor Relations

Pete Clemens, 615/743-6606

Ryan Hall, 615/743-6607

or

Gavin Anderson & Company

Media Relations

Gerard Carney, 212/515-1941

Caremark Rx, Inc. Announces Record Q4 2003 and Full Year Results

EPS from Continuing Operations Exceeds First Call Consensus Estimates by $.01 excluding Integration Planning and Relocation Expense

Nashville, TN, February 3, 2004 – Caremark Rx, Inc. (NYSE: CMX), one of the nation’s leading pharmaceutical services companies, today reported diluted earnings per share of $.31 for the fourth quarter and $1.10 for the full year ended December 31, 2003. The financial results included integration planning and relocation expenses of $3.4 million related to the company’s pending acquisition of AdvancePCS and the relocation of Caremark’s corporate headquarters to Nashville, Tennessee. Excluding these expenses, diluted earnings per share for the quarter and year were $.32 and $1.11 respectively, $.01 above First Call Consensus estimates. On a comparable basis (using a 40% income tax rate for all periods and excluding the income tax adjustments recognized in the fourth quarter of 2002 described below), this represents diluted earnings per share from continuing operations growth rates of 39% and 46% for the fourth quarter of 2003 and the year ended December 31, 2003, respectively.

In the fourth quarter of 2002, Caremark recognized a benefit of $520 million related to the recording of a deferred tax asset, resulting in diluted earnings per share from continuing operations of $2.34. For the year ended December 31, 2002, Caremark reported diluted earnings per share from continuing operations of $3.15 on the same basis. The recognition of this deferred tax asset resulted in an effective tax rate of 40% beginning in the first quarter of 2003, compared to the 7.5% rate used in 2002. This change had no impact on the amount of cash taxes payable by the company, which will be at a rate significantly lower than 40% until all of the company’s tax net operating loss carryforwards are utilized. Applying the 40% effective tax rate to the fourth quarter of 2002 and the year ended December 31, 2002 results in comparable diluted earnings per share from continuing operations of $.23 and $.76, respectively.

Operating Results – Fourth Quarter of 2003

Following significant volume growth in mail and retail prescriptions, Caremark reported net revenues of $2.4 billion for the fourth quarter of 2003, a 32% increase over the same period of the prior year.

Mail revenues were $1.2 billion, a 30% increase over the fourth quarter of 2002. Mail-order prescriptions totaled 6.6 million during the fourth quarter, a growth rate of 23% over the same period of 2002. Mail prescriptions represented 44.9% of all prescriptions during the quarter on a retail-adjusted basis.

Retail revenues were $1.2 billion, an increase of 34% over the comparable period of 2002. Retail claims totaled 23.6 million during the fourth quarter, representing a 26% increase over the fourth quarter of 2002.

EBITDA (earnings from continuing operations before interest, taxes, depreciation, and amortization) for the quarter, excluding integration planning and relocation expenses, increased by 38% over the fourth quarter of 2002, to $163.5 million. The EBITDA margin, also excluding the integration planning and relocation costs, expanded to 6.7% from 6.4%, in the same quarter last year. Operating income (income from continuing operations before interest and income taxes) for the fourth quarter, excluding the integration planning and relocation expenses, increased by 37% to $151.0 million from $110.6 million in the comparable quarter in 2002.

As a result of the strong performance, the company generated $143.6 million of cash flow from operations during the quarter, compared with $100.5 million reported in the same period last year, a 43% increase. At December 31, 2003, cash and short-term investments totaled $815.3 million and net cash was $119.7 million. This is the first quarter in recent history that Caremark has recorded a net cash position.

Capital expenditures totaled $24 million for the quarter and included $10 million related to the pending relocation and expansion of the company’s Florida mail facility.

Full Year Results

For the full year of 2003, the company generated net revenues of $9.1 billion, a 33% increase over 2002.

Mail revenues were $4.5 billion, a 32% increase over 2002. Mail-order prescriptions totaled 24.9 million during 2003, a growth rate of 23% over 2002. Mail prescriptions processed represented 44.9% of all prescriptions processed in 2003 on a retail-adjusted basis.

Retail revenues were also $4.5 billion, an increase of 35% over the prior year. Retail claims totaled 89.9 million during the fourth quarter, representing a 26% increase over the previous year.

Excluding the integration planning and relocation expenses mentioned earlier, EBITDA for 2003 increased by 40% to $575.8 million from $410.5 million in the prior year. In addition, the company’s EBITDA margin for the twelve month period was 6.4% compared with 6.0% during the prior year. Operating income, excluding the integration planning and relocation costs, increased by 39% to $530.7 million from $380.6 million last year.

Cash flow from continuing operations for 2003 totaled $575.9 million, an increase of 41% over the $408.4 million reported last year. This year’s net cash position of $119.7 compares to net debt of $391.3 million at the end of 2002, an improvement of $511 million during the year. Capital expenditures totaled $63.2 million in 2003, while cash outlays for discontinued operations totaled $62.4 million for the period.

“We are very pleased with our performance for both the quarter and the full year, as we experienced strong growth in our business,” said Mac Crawford, Chairman of the Board and Chief Executive Officer of Caremark. “Our performance is a direct result of our ability to provide customers with the highest level of service, as well as the market’s recognition of our role in managing drug spending. These factors translate into indications for continued success for Caremark over both the short and long term.”

2004 Guidance

Caremark expects 2004 revenues to increase by 15 to 20%, as compared with 2003. The company expects diluted earnings per share for the year to be in the range of $1.35 to $1.37 excluding the impact of integration planning expenses which are anticipated to be $12 million to $15 million.

AdvancePCS Acquisition Update

As announced on September 2, 2003, Caremark Rx, Inc. and AdvancePCS signed a definitive merger agreement under which Caremark will acquire 100% of the stock of AdvancePCS. The transaction is expected to be accretive to Caremark earnings per share in the short term with synergies of $125 million expected to be achieved within 12 months of the closing. The acquisition will be structured as a tax-free reorganization, except for the cash to be received by AdvancePCS shareholders.

Since announcing the transaction, Caremark and AdvancePCS have made Hart-Scott-Rodino Act filings with the Federal Trade Commission, and Caremark has filed with the Securities and Exchange Commission a registration statement on Form S-4 (most recently amended on January 20, 2004), which contains a joint proxy statement/prospectus that includes detailed information about Caremark, AdvancePCS and the transaction. The transaction has been unanimously approved by the Boards of Directors of both companies and remains subject to regulatory and shareholder approvals.

Conference Call

As announced, Caremark will hold a conference call to discuss fourth quarter and full year 2003 results, as well as guidance for 2004. The details of the call are as follows:

Date:	Tuesday, February 3, 2004
Time:	10:30 a.m. Eastern Time
Toll Number:	(706) 634-6560
Toll-Free Number:	(888) 596-9623
Leader:	Mac Crawford
Replay Number:	(706) 645-9291
Conference ID:	5063748

The call will also be broadcast live as well as replayed through the Internet. The web cast can be accessed through the “Investor Information” page on the Caremark Rx, Inc. website at www.caremarkrx.com.

A taped replay of the call will also be available beginning at 12:30 p.m. Eastern Time on Tuesday, February 3, 2004, until Midnight Eastern Time, Tuesday, February 10, 2004, by calling the replay number listed above.

About Caremark Rx, Inc.

Caremark Rx, Inc. is a leading pharmaceutical services company, providing comprehensive drug benefit services through its affiliate Caremark Inc. to over 1,200 health plan sponsors and their participants throughout the U.S. Caremark’s clients include corporate health plans, managed care organizations, insurance companies, unions, government agencies and other funded benefit plans. The company operates a national retail pharmacy network with over 55,000 participating pharmacies, four state-of-the-art mail service pharmacies, the industry’s only FDA-regulated repackaging plant and nineteen specialty distribution mail service pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders.

Forward-Looking Statement

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” contained in this press release include the intent, belief or current expectations of the company and members of its senior management team with respect to the anticipated growth prospects for the company’s business, including revenue growth and earnings per share projections and anticipated integration planning costs, as well as the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release include, but are not limited to, adverse developments with respect to the company’s operating plan and objectives, as well as adverse developments in the healthcare or pharmaceutical industry generally. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the company’s Annual Report on Form 10-K for the year ended December 31, 2002.

This press release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided, in the footnotes to the tables attached hereto, a reconciliation of those measures to the most directly comparable GAAP measures.

Caremark has filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement/prospectus and other relevant documents in connection with the proposed merger transaction. Investors and security holders of Caremark Rx and AdvancePCS are urged to read the joint proxy statement/prospectus and other relevant materials because they contain important information about Caremark Rx, AdvancePCS and the proposed transaction. Investors and security holders may obtain a free copy of these materials and other documents filed with the SEC at the SEC’s website at www.sec.gov. A free copy of the joint proxy statement/prospectus may also be obtained from Caremark Rx, 211 Commerce Street, Suite 800, Nashville, TN 37201 or AdvancePCS, 750 West John Carpenter Freeway, Suite 1200, Irving, TX 75039.

Caremark Rx, AdvancePCS and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the proposed merger transaction. Information about the directors and executive officers of Caremark Rx and their ownership of Caremark Rx shares is set forth in the proxy statement for Caremark Rx’s 2003 annual meeting of stockholders. Information about the directors and executive officers of AdvancePCS and their ownership of AdvancePCS stock is set forth in the AdvancePCS’s fiscal 2003 10K-A Amendment No. 2. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus.

Additional information about Caremark Rx is available on the World Wide Web at

http://www.caremarkrx.com.

-tables follow-

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$815,328	$306,804
Accounts receivable, net	669,680	506,919
Inventories	204,939	200,412
Deferred tax asset, net	240,978	201,738
Prepaid expenses and other current assets	15,752	9,772

Total current assets	1,946,677	1,225,645

Property and equipment, net	159,769	139,002
Intangible assets, net	58,444	61,604
Deferred tax asset, net	227,426	412,588
Other assets	81,312	73,901

Total assets	$2,473,628	$1,912,740

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$385,362	$294,758
Claims and discounts payable	509,713	370,031
Other accrued expenses and liabilities	158,666	180,685
Income taxes payable	7,820	3,409
Current portion of long-term debt	2,500	2,500
Current liabilities of discontinued operations	—	25,622

Total current liabilities	1,064,061	877,005
Long-term debt, net of current portion	693,125	695,625
Other long-term liabilities	75,804	82,417

Total liabilities	1,832,990	1,655,047

Commitments and contingencies

Stockholders’ equity:
Common stock	269	263
Additional paid-in capital	1,762,477	1,665,155
Treasury stock	(28,782)	(22,671)
Shares held in trust	(101,103)	(102,948)
Accumulated deficit	(981,233)	(1,272,071)
Accumulated other comprehensive loss	(10,990)	(10,035)

Total stockholders’ equity	640,638	257,693

Total liabilities and stockholders’ equity	$2,473,628	$1,912,740

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Net revenue	$2,442,675	$1,851,373	$9,067,291	$6,805,348
Operating expenses:
Cost of revenues*	2,229,196	1,684,057	8,299,190	6,227,182
Selling, general and administrative expenses	50,020	48,632	192,328	167,636
Depreciation and amortization	12,460	8,106	45,062	29,928
Integration planning and relocation expenses	3,439	—	3,439	—

Operating income	147,560	110,578	527,272	380,602
Interest expense, net	10,124	11,324	42,541	46,767

Income from continuing operations before provision for (benefit from) income taxes	137,436	99,254	484,731	333,835
Provision for (benefit from) income taxes (1):	54,975	(512,556)	193,893	(494,962)

Income from continuing operations	82,461	611,810	290,838	828,797
Loss from discontinued operations, net of income tax benefit of $25,002	—	(37,503)	—	(37,503)

Net income	82,461	574,307	290,838	791,294
Preferred security dividends (2)	—	—	—	9,913

Net income to common stockholders	$82,461	$574,307	$290,838	$781,381

Average number of common shares outstanding—basic	260,207	253,194	257,925	234,222
Dilutive effect of stock options	6,911	6,195	6,856	8,377
Convertible Preferred Securities (2)	—	2,473	—	20,706

Average number of common shares outstanding—diluted	267,118	261,862	264,781	263,305

Earnings per common share—diluted:
Income from continuing operations	$0.31	$2.34	$1.10	$3.15

Loss from discontinued operations	$—	$(0.14)	$—	$(0.14)

Net income to common stockholders	$0.31	$2.19	$1.10	$3.01

Supplemental presentation of non-GAAP financial measures:
Income from continuing operations per common share—diluted (at 40% effective income tax rate) (1)	$0.31	$0.23	$1.10	$0.76

EBITDA (Earnings before interest, taxes, depreciation and amortization) (3)	$160,020	$118,684	$572,334	$410,530

EBITDA excluding integration planning and relocation expenses (4)	$163,459	$118,684	$575,773	$410,530

*	Excludes depreciation which is presented separately. See note 6.

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Twelve Months Ended December 31,
	2003	2002
Cash flows from continuing operations:
Net income	$290,838	$791,294
Adjustments to reconcile net income to net cash provided by continuing operations:
Deferred income taxes	168,889	(520,000)
Loss from discontinued operations (net of deferred income tax benefit)	—	37,503
Depreciation and amortization	45,062	29,928
Non-cash interest expense	3,607	3,400
Other non-cash expenses	1,215	1,063
Changes in operating assets and liabilities, net of effects of acquisitions/disposals of businesses	66,281	65,243

Net cash provided by continuing operations	575,892	408,431
Cash flows from investing activities:
Capital expenditures, net	(63,243)	(48,400)
Acquisitions of businesses, net of cash acquired	(8,610)	(49,581)

Net cash used in investing activities	(71,853)	(97,981)
Cash flows from financing activities:
Net proceeds from exercise of stock options and retirement of warrant	75,626	24,843
Purchase of treasury stock	(6,111)	(22,671)
Net repayments under credit facility	(2,500)	—
Long-term debt issuance costs	(100)	(1,291)
Net repayments under trade receivables sales facility	—	(99,200)
Dividend payments on Convertible Preferred Securities	—	(14,000)

Net cash provided by (used in) financing activities	66,915	(112,319)
Cash used in discontinued operations	(62,430)	(50,393)

Net increase in cash and cash equivalents	508,524	147,738
Cash and cash equivalents—beginning of period	306,804	159,066

Cash and cash equivalents—end of period	$815,328	$306,804

Non-cash financing activity
Conversion of Convertible Preferred Securities into 26,850 common shares	$—	$200,000

CAREMARK RX, INC. AND SUBSIDIARIES

SELECTED STATISTICS AND RATIOS

(In millions, expect per adjusted claim amounts)

	Three Months Ended
	December 31,		Percentage
	2003	2002	Increase
Claims Processed
Mail	6.6	5.3	23%
Retail	23.6	18.8	26%

Total	30.2	24.1	25%

Adjusted Claims (5)	42.8	34.4	25%

Per Adjusted Claim
Gross Profit (excluding depreciation) (6)	$4.98	$4.87	2%

EBITDA (3)	$3.74	$3.45	8%

	Twelve Months Ended December 31,
			Percentage
	2003	2002	Increase
Claims Processed
Mail	24.9	20.2	23%
Retail	89.9	71.3	26%

Total	114.8	91.5	25%

Adjusted Claims (5)	163.0	130.6	25%

Per Adjusted Claim
Gross Profit (excluding depreciation) (6)	$4.71	$4.43	6%

EBITDA (3)	$3.51	$3.14	12%

	December 31, 2003	December 31, 2002
Balance Sheet Debt
Term Loans	$245.6	$248.1
Senior Notes	450.0	450.0

Total	695.6	698.1
Cash and cash equivalents	815.3	306.8

Net (Cash) Debt (7)	$(119.7)	$391.3

EBITDA (3)	$572.3	$410.5

Net Debt to EBITDA (3)(7)	N/A	1.0x

(1)	In the fourth quarter of 2002, we reduced the valuation allowance on our net deferred income tax asset to reflect a change in management’s assessment of the amount expected to be utilized to offset future amounts of taxable income. This change resulted in our recording the provision for income taxes at different rates in the 2003 (40%) and 2002 (7.5%) periods presented above; however, there was no impact on the actual taxes we expect to pay. We have included a non-GAAP calculation of 2002 income from continuing operations per common share as if we had reduced this valuation allowance prior to 2002 to enable investors to more easily compare earnings per share for the periods presented above. GAAP income from continuing operations per common share—diluted can be reconciled to this measure as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Income from continuing operations per common share—diluted	$0.31	$2.34	$1.10	$3.15
Less: per-share effect of valuation allowance and tax rate adjustment	N/A	(2.11)	N/A	(2.39)

Income from continuing operations per common share—diluted (at 40% effective income tax rate)	$0.31	$0.23	$1.10	$0.76

(2)	Our Convertible Preferred Securities were presumed to have been converted to common stock at the beginning of the 2002 periods under the “if-converted” method of computing common stock equivalents. In October 2002, these Convertible Preferred Securities were converted into 26,850,000 shares of common stock. This conversion had no impact on the number of shares included in the average number of common shares outstanding—diluted for either period.

(3)	We believe that EBITDA is a supplemental measurement tool used by analysts and investors to help evaluate a company’s overall operating performance; its ability to incur and service debt and its capacity for making capital expenditures. We use EBITDA, in addition to operating income and cash flows from operating activities, to assess our performance and believe that it is important for investors to be able to evaluate our company using the same measures used by our management. EBITDA can be reconciled to net cash provided by continuing operations, which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Income from continuing operations	$82,461	$611,810	$290,838	$828,797
Depreciation and amortization	12,460	8,106	45,062	29,928
Interest expense, net	10,124	11,324	42,541	46,767
Provision for (benefit from) income taxes	54,975	(512,556)	193,893	(494,962)

EBITDA	160,020	118,684	572,334	410,530
Cash interest payments, net of interest income	(17,870)	(18,582)	(38,944)	(43,367)
Cash tax payments, net of refunds	(2,084)	(1,278)	(14,863)	(7,118)
Other non-cash expenses	527	339	1,215	1,063
Other changes in operating assets and liabilities, net of acquisitions/disposals of businesses	3,020	1,302	56,150	47,323

Net cash provided by continuing operations	$143,613	$100,465	$575,892	$408,431

EBITDA does not represent funds available for our discretionary use and is not intended to represent or to be used as a substitute for net income or cash flow from operations data as measured under GAAP. The items excluded from EBITDA are significant components of our statement of income and must be considered in performing a comprehensive assessment of our overall financial performance. EBITDA and the associated year-to-year trends should not be considered in isolation. Our calculation of EBITDA may not be consistent with calculations of EBITDA used by other companies.

(4)	In the fourth quarter of 2003, we incurred approximately $3.4 million of expenses for: (1) integration planning activities related to our pending acquisition of AdvancePCS and (2) moving our corporate headquarters to Nashville, Tennessee. The analyses used by management to evaluate the performance of our business exclude these integration planning and relocation expenses.

Under the SEC’s Regulation G, financial measures which exclude non-recurring expense items are non-GAAP financial measures; therefore, our presentations of amounts of EBITDA, operating income and earnings per share which exclude these integration planning and relocation expenses are, likewise, non-GAAP financial measures which require reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP. Since EBITDA is itself a non-GAAP financial measure, we direct your attention to note 3 above for a reconciliation of EBITDA to net cash provided by continuing operations, which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP. Our reconciliations of the financial measures presented in the attached press release which exclude integration planning and relocation expenses are as follows (in thousands, except per share amounts):

	Three Months Ended December 31, 2003	Twelve Months Ended December 31, 2003
EBITDA (Note 3)	$160,020	$572,334
Integration planning and relocation expenses	3,439	3,439

EBITDA excluding integration planning and relocation expenses	$163,459	$575,773

Operating income	$147,560	$527,272
Integration planning and relocation expenses	3,439	3,439

Operating income excluding integration planning and relocation expenses	$150,999	$530,711

Earnings per share—diluted	$0.31	$1.10
Integration planning and relocation expenses per diluted share	0.01	0.01

Earnings per share—diluted excluding integration planning and relocation expenses	$0.32	$1.11

(5)	Adjusted pharmacy claims normalize the claims volume statistic for the difference in 90-days’ supply for mail claims and 30-days’ supply for retail claims. Adjusted pharmacy claims are calculated by multiplying 90-day claims by 3 and adding the 30-day claims to the product.

(6)	We have historically excluded depreciation from our cost of revenues and, hence, from our computation of Gross Profit (net revenue minus cost of revenues); however, SEC rules require the inclusion of depreciation expense in gross profit. Therefore, the amount of Gross Profit used to compute the Gross Profit per adjusted claim statistic presented above is a non-GAAP measurement as defined by the SEC’s Regulation G. Our management measures our results of operations using both EBITDA (see note 3 above) and cash flows from operating activities, both of which exclude depreciation, and with operating income, which includes depreciation. As previously mentioned, we believe that it is important for investors to be able to evaluate our company using the same measures used by our management; therefore, we have used our internal calculation of Gross Profit to compute the Gross Profit per adjusted claim statistic above. This amount reconciles to gross profit calculated under SEC rules (GAAP gross profit) as follows (in thousands except per adjusted claim amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Net revenue	$2,442,675	$1,851,373	$9,067,291	$6,805,348
Cost of revenues (excluding depreciation expense)	2,229,196	1,684,057	8,299,190	6,227,182

Gross Profit	213,479	167,316	768,101	578,166
Depreciation expense allocated to cost of revenues	10,542	6,978	38,546	24,842

GAAP gross profit	$202,937	$160,338	$729,555	$553,324

GAAP gross profit per adjusted claim	$4.74	$4.67	$4.48	$4.24

(7)	Net debt is a non-GAAP financial measure and equals total indebtedness minus cash and cash equivalents. We use net debt as the numerator in our “net debt to EBITDA” ratio, which is the primary coverage ratio reviewed by management, in order to reflect the availability of the cash and cash equivalents on our balance sheet for use in debt service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Caremark Rx, Inc.

By:	/s/ HOWARD A. MCLURE

Howard A. McLure Executive Vice President and Chief Financial Officer

Date: February 3, 2004